UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

Mandalay Digital Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 601-2500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On August 14, 2012, Mandalay Digital Group, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) to acquire subsidiaries and assets of Logia Group, Ltd. (“Logia”), a leading mobile content development and management solutions provider of innovative mobile monetization solutions. As a part of the transaction, the Company, through an acquisition entity, will acquire all of the capital stock of three operating subsidiaries of Logia (Logia Content Development and Management Ltd., Volas Entertainment Ltd. and Mail Bit Logia (2008) Ltd. (collectively, the “Targets”)). In addition, the Company will, by assignment to an acquisition entity, acquire from S.M.B.P. IGLOO Ltd. (an affiliate of Logia) (“Igloo”) the assets comprising the “LogiaDeck” software, and certain operator and other contracts related to the business of the Targets that were entered into by Logia.

The Company has set up an Israeli acquisition/holding company, “MDG Logia Holdings LTD” to acquire the Targets and the LogiaDeck assets, which will be capitalized through a combination of intercompany debt and equity.

The purchase consideration for the transaction will be comprised of cash and common stock of the Company and two tranches of “earn out” payments of cash and stock, as follows: (1) At closing $3,750,000 in cash (subject to working capital adjustments) and a number of shares of Company common stock having a value of $750,000 (based on a 30 day volume weighted average price (VWAP) look back from the issuance date) (the “Closing Shares”) will be paid and issued, as applicable, to Logia and Igloo; and (2) Two tranches, each comprised of a cash payment of $250,000 and a number of shares of Company common stock valued at $250,000 (based on a 30 day VWAP look back from the issuance date) (the “Earn Out Shares”), will be paid and issued, as applicable, to Logia upon satisfaction of various milestones, and subject to the terms and conditions, as set forth in the Purchase Agreement, totaling up to a number of shares of common stock having a value of $500,000 (valued as described) and $500,000 of cash if all milestones are achieved.

All of the stock of the Company will be issued in a private offering under Section 4(2) of the Securities Act of 1933 or Regulation D or Regulation S thereunder, and will be subject to a 12 month lock-up. In addition, all of the stock of the Company that is issued will be subject to a Registration Rights Agreement that provides for piggy back rights for 3 years and inclusion on the Company’s currently existing registration statement.

The transaction is expected to close in September 2012 and is subject to various closing conditions.

The foregoing description of the Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which shall be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and, when filed, shall be incorporated into this Item 1.01 by reference.

ITEM 8.01       OTHER EVENTS

On August 14, 2012, we issued a press release announcing the entry into the Purchase Agreement.  A copy of the press release is appended hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY DIGITAL GROUP, INC.

Date:	August 20, 2012	By:	/s/ PETER ADDERTON
			Name:	Peter Adderton
			Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.